CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is entered into effective February 25, 1998, between COLMENA CORP., a Delaware corporation, with its principal offices located at 25100 Detroit Road, Westlake, Ohio 44145 (hereinafter referred to as the :Company"), and SBV CORPORATION, a Delaware corporation, with its principal offices located at 6700 North Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309 (hereafter "Consultant").

1.       Consulting Services

     The Company hereby engages Consultant to perform the financial consulting services listed below on the terms and conditions set forth below in this
Agreement:

    (a)     Review the business operations of potential transaction candidates;

    (b) Meet with the appropriate shareholder groups in an effort to resolve any valuation differences;

    (c) Initiate and negotiate on behalf of the Company to explore potential transactions;

    (d) Analyze and evaluate the projected financial performance of the Company;

    (e) Assist in the formulation of a strategy for discussions with and the presentation of a transaction proposal to any interested parties;

    (f)     As   mutually  agreed,  advise  the  Company  regarding  alternative financing structures (including bridge loans) with which to effect a transaction;

    (g) Assist in negotiations of letter of intent and definitive purchase or financing agreements with any interested parties and their advisors;

    (h) Provide, as deemed appropriate by Consultant, additional financial advisory services related to a transaction.

     While Consultant has relationships and contacts with various investors, broker-dealers, and investment funds, Consultant's participation in the actual sale of th Company securities shall be limited to that of an advisor to the Company and a "finder" of investors, broker-dealers and funds. The Company acknowledges and agrees that the solicitation and consummation of any purchases of the Company's securities shall be handled by the Company or one or more NASD member firms engaged by the Company for such purpose and will only be undertaken and effected upon consultation with, and the receipt of advice from, counsel who are knowledgeable of the state and federal securities law that are applicable to any such transaction(s) as well as the rules and regulations of any Self Regulatory Organization that may be applicable to any such transaction(s). SBV Corp. will not receive compensation in connection with the offer or sales of the Company's securities.

2.       Term of Agreement

     The term of this Agreement shall commence on the date hereof and shall continue for a period of twelve (12) months.


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3.       Consideration to Consultant

     3.1 As compensation for the consulting services rendered hereunder, the Company shall issue and deliver to Consultant 1,500,000 options (the "Options") to purchase the share of the Company's common stock, $.01 par value (the "Common Stock") at an exercise price $2.00 per share, with Options, together with the underlying shares of Common Stock shall be registered by the Company under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8. The Options shall vest and become exercisable as follows: (i) 500,000 Options are immediately exercisable, (ii) 250,000 Options exercisable on May 1, 1998, (iii) 250,000 Options exercisable on August 1, 1998, (iv) 250,000 Options exercisable on September 1, 1998 and, (v) 250,000 Options exercisable on December 1, 1998. The Options period will terminate on the second anniversary from the date of execution of this Agreement. Should the Company be sold or should it experience a change in control, the options referenced in (ii), (iii),
(iv), and (v) will immediately vest and become exercisable.

     3.2 As additional consideration for the service of Consultant, the Company agrees to indemnify and hold harmless Consultant and each of its officers, directors, agents, employees and controlling persons (collectively "Indemnified Persons") to the fullest extent permitted by law, from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions, proceedings or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of Consultant's engagement hereunder, including, but ot limited to Liabilities arising in connection with the dissemination of information about the Company or the Company's business, whether in any presentations, in person, through the mails or otherwise; provided, however, that the Company shall not be liable under this paragraph to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. In connection with the Company's obligation to indemnify for expenses as set forth above, the Company further agrees to reimburse each Indemnified Person for all expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the wilful misconduct of gross negligence of such Indemnified Person.

4.       Miscellaneous

     4.1 Further Actions. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to executed and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     4.2 Entire Agreement; Modification. This Agreement set forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter, and may not be modified only by a written instrument duly executed by the party to be bound.

     4.3 Notices. Any notice or other communication required or permitted to be given shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed deom or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the


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preamble  to this  Agreement  (or to such other  address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail
(or  by  such  comparable   method)  shall  be  deemed  given  at  the  time  of
certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

     4.4 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one of more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the board of directors or by an officer of the waiving party.

     4.5 Binding Effect. The provisions of this Agreement shall be binding upon the inure to the benefit of the Company and Consulting and their respective successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other party shall be void.

     4.6 Severability. If any provisions of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to any other persons and circumstances.

     4.7 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     4.8 Counterparts: Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.

     4.9 Arbitration. In the event that a dispute arises with respect to this Agreement, any action or proceeding, instituted by any party to this dispute shall be before the American Arbitration Association ("AAA") pursuant to the AAA rules ans may be applicable that govern commercial disputes. The venue of such proceedings shall be either Dade or Broward County in the State of Florida.

     4.10 Attorney's Fees. In the event of a dispute with respect to this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and other costs and expenses incurred in litigating or otherwise resolving or settling such dispute.

     4.11 Notification, Consultant shall be notified, within twenty-four (24) hours of any such issuance of equity or debt securities.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement s of the date first set fort above.

                                                                   COLMENA CORP.
                                                          a Delaware corporation

                                                 By: /s/ Richard C. Peplin, Jr.
                                                   Name: Richard C. Peplin, Jr.
                                                                Title: President

AGREED AND ACCEPTED

SBV CORP.
a Delaware corporation

By: /s/ Elliot Loewenstein
      Name: Elliot Loewenstein
      Title: President


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